Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of CONSOL Energy Inc. of our report dated February 18, 2008, except for the effects of the change in accounting for non-controlling interests discussed in Note 1 to the consolidated financial statements, as to which the date is June 26, 2009, relating to the financial statements and financial statement schedule, which appears in CONSOL Energy’s Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
June 30, 2010